Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation
Downingtown, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of DNB Financial Corporation of our report dated March 23, 2016, relating to the consolidated financial statements of DNB Financial Corporation, which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.

/s/BDO USA, LLP

Philadelphia, Pennsylvania
June 24, 2016